EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Small Cap Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form 10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:             California Pizza Kitchen
	Date of Purchase:   2/6/2001
	Underwriter from whom Purchased:
                          BancAmerica Montgomery
	Affiliated Underwriters:
        Robertson Stephens
	Other Members of Syndicate:
	                    U.S. Bancorp Piper Jaffray
	                    Deutsche Bank Alex Brown
	Aggregate dollar amount of purchase:
			        $2,982,812.50
	Aggregate dollar amount of offering:
				  $88,187,500
	Purchase price (net of fees and expenses):
	                    $25.9375 per share
	Date offering commenced:
				  2/6/2001
	Commission:		  $0.78



2)	Issuer:             Simplex Solutions, Inc.
	Date of Purchase:   5/2/2001
	Underwriter from whom Purchased:
                         First Boston (Credit Suisse)
	Affiliated Underwriters:
FleetBoston Robertson Stephens
	Other Members of Syndicate:
	                   SG Cowen Securities
	                   Wells Fargo Van Kasper
	Aggregate dollar amount of purchase:
			       $232,800
	Aggregate dollar amount of offering:
				 $48,000,000
	Purchase price (net of fees and expenses):

 $11.50
	Date offering commenced:
				 5/2/2001
	Commission:		 $0.50



3)	Issuer:             Alliance Data Systems
	Date of Purchase:   6/7/2001
	Underwriter from whom Purchased:
                          Bear, Stearns & Co.
	Affiliated Underwriters:
        Robertson Stephens
	Other Members of Syndicate:
	                   William Blair & Co.
                         First Boston (Credit Suisse)
                         Fox-Pitt, Kelton, Inc.
                         Merrill Lynch & Co.
                         Raymond James & Assoc.
                         Ferard Klauer Mattison & Co.
	Aggregate dollar amount of purchase:
				 $1,022,400
	Aggregate dollar amount of offering:
				 $156,000,000
	Purchase price (net of fees and expenses):

 $11.50
	Date offering commenced:
				 6/7/2001
	Commission:		 $0.50



4)	Issuer:             Alliance Data Systems
	Date of Purchase:   6/27/2001
	Underwriter from whom Purchased:
                          Piper Jaffray
	Affiliated Underwriters:
        Robertson Stephens
	Other Members of Syndicate:
	                 Banc of America Securities LLC
                       JP Morgan Chase Securities
                       Hambrecht & Quist
 	Aggregate dollar amount of purchase:
			     $333,600
	Aggregate dollar amount of offering:
			     $114,800,000
	Purchase price (net of fees and expenses):
	                 $15.86
	Date offering commenced:
			     6/27/2001
	Commission:	     $180,144